Exhibit 3.5
State of Delaware
Secretary of State
Division of Corporations
Delivered 08:44 AM 02/11/2011
FILED 08:51 AM 02/11/2011
SRV 110140359 – 4893919 FILE

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
CPI INTERNATIONAL ACQUISITION, INC,

Pursuant to Section 242 of the General
Corporation Law of the State of Delaware

CPI International Acquisition, Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:
FIRST: Article FIRST of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as set forth below:
FIRST: The name of the corporation is CPI International, Inc. (hereinafter the “Corporation”).
SECOND: The foregoing amendment was duly adopted in accordance with Section 141(f) and Section 242 and of the General Corporation Law of the State of Delaware.
THIRD: This Certificate of Amendment shall be effective at 8:53 a.m. on February 11, 2011.
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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 10th day of February, 2011.
CPI INTERNATIONAL ACQUISITION, INC.
By: /s/ Hugh D. Evans
Name: Hugh D. Evans
Title: Assistant Secretary
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